EXHIBIT 32.1

CERTIFICATION
PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of Sparta Commercial Services, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended April 30, 2005, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Anthony L. Havens, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony L. Havens
Anthony L. Havens
Chief Executive Officer
Date: July 22, 2005